EXHIBIT 11.1

                              WEINGARTEN REALTY INVESTORS

                        COMPUTATION OF NET INCOME PER COMMON AND
                                COMMON EQUIVALENT SHARE

                    (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                               1996     1995     1994
                                                              -------  -------  -------
SIMPLE EARNINGS PER SHARE:
     Weighted Average Common Shares Outstanding                26,555   26,464   26,190
                                                              =======  =======  =======
         Simple Earnings Per Share                            $  2.03  $  1.69  $  1.67
                                                              =======  =======  =======

PRIMARY EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding                26,555   26,464   26,190
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding              43       29       55
                                                              -------  -------  -------
     Weighted Average Common Shares Outstanding, as Adjusted   26,598   26,493   26,245
                                                              =======  =======  =======
         Primary Earnings Per Share                           $  2.03  $  1.69  $  1.67
                                                              =======  =======  =======

FULLY DILUTED EARNINGS PER SHARE (NOTE A):
     Weighted Average Common Shares Outstanding                26,555   26,464   26,190
     Shares Issuable from Assumed Conversion of
         Common Share Options Granted and Outstanding              91       52       55
                                                              -------  -------  -------
     Weighted Average Common Shares Outstanding, as Adjusted   26,646   26,516   26,245
                                                              =======  =======  =======
         Fully Diluted Earnings Per Share                     $  2.02  $  1.69  $  1.67
                                                              =======  =======  =======

EARNINGS FOR SIMPLE, PRIMARY AND FULLY
     DILUTED COMPUTATION:
     Earnings                                                 $53,938  $44,802  $43,788
                                                              =======  =======  =======
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Note  A:  This calculation is submitted in accordance with Regulation S-K item
601(b)(11)  although not required by footnote 2 to paragraph 14 of APB Opinion
No.  15  because  it  results  in  dilution  of  less  than  3%.